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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               September 30, 1996



                    First Alliance Mortgage Loan Trust 1996-3
            (filed on its behalf by First Alliance Mortgage Company)
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                                           APPLICATION
           New York                 33-99604-02            PENDING
 ----------------------------   -------------------     -------------------
(State or Other Jurisdiction   (Commission File         (I.R.S. Employer
   of Incorporation)                      Number)       Identification No.)


         c/o The Bank of New York
         101 Barclay Street, 12E
           New York, New York                                      10286
       -------------------------                                 ----------
(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's telephone number, including area code (212) 815-2312
                                                           --------------
                                    No Change
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

Description of the Conveyance of Subsequent Mortgage Loans

         On September 30, 1996, First Alliance Mortgage Loan Trust 1996-3 (the "Trust") acquired $17,201,101.62 of Subsequent Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement dated as of September 1, 1996, between First Alliance Mortgage Company, as Company and Servicer (the "Company") and The Bank of New York, in its capacity as Trustee, and the Subsequent Transfer Agreement among the Company and the Trust, as purchaser, dated September 30, 1996. The Subsequent Mortgage Loans possess the characteristics required by the Prospectus dated September 10, 1996 and the Prospectus Supplement dated September 10, 1996, filed pursuant to Rule 424(b)(5) of the Act on September 17, 1996. The Schedule of Subsequent Mortgage Loans is attached to the Subsequent Transfer Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits:

         10.1 Subsequent Transfer Agreement dated as of September 30, 1996 among First Alliance Mortgage Company, as the Company and as Servicer and First Alliance Mortgage Loan Trust 1996-3 as the Purchaser.





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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    By:   FIRST ALLIANCE MORTGAGE COMPANY, as
                                            Company


                                             By: /s/Brian Chisick
                                                 -------------------
                                                 Name:  Brian Chisick
                                                 Title: President


Dated:  October 10, 1996